October 27, 2021

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated

December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 7 of the Management Agreement, William Blair Investment Management, LLC proposes to amend the Management Agreement to reduce the management fee effective October     , 2021 as follows:

(A) for the William Blair Income Fund (to be renamed William Blair Short-Term Bond Fund) (the “Fund”), from:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus

5.00% of the gross income earned by the Fund

to:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million

Attached hereto is amended Appendix A to the Management Agreement to reflect the appropriate management fees for the Fund.

By signing below William Blair Investment Management, LLC acknowledges that this amendment to the Management Agreement may be enforced against it.

[Signature page follows]

WILLIAM BLAIR FUNDS

By:

Name:	John M. Raczek
Title:	Treasurer, William Blair Funds

Accepted this day of October, 2021.

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

By:

Name:	Stephanie G. Braming
Title:	Partner

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Large Cap Growth Fund:

.60% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the next $2.25 billion of average daily net assets; plus

0.975% of the next $2.5 billion of average daily net assets; plus

0.95% of the next $5 billion of average daily net assets; plus

0.925% of the next $5 billion of average daily net assets; plus

0.90% of the average daily net assets over $15 billion

William Blair Small Cap Value Fund:

0.75% of average daily net assets

William Blair Income Fund (to be renamed William Blair Short-Term Bond Fund):

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million

William Blair Institutional International Growth Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the next $1.5 billion of average daily net assets; plus

0.875% of the next $2.5 billion of average daily net assets; plus

0.85% of the next $5 billion of average daily net assets; plus

0.825% of the next $5 billion of average daily net assets; plus

0.80% of the average daily net assets over $15 billion

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

William Blair Emerging Markets Growth Fund:

1.10% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Mid Cap Growth Fund:

0.90% of average daily net assets

William Blair Bond Fund:

0.30% of average daily net assets

William Blair Global Leaders Fund:

0.85% of average daily net assets

William Blair Emerging Markets Leaders Fund:

1.10% of average daily net assets

William Blair Low Duration Fund:

0.30% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Macro Allocation Fund:

0.80% of average daily net assets

William Blair International Leaders Fund:

0.85% of average daily net assets

William Blair Small-Mid Cap Core Fund:

0.90% of average daily net assets

William Blair Emerging Markets Debt Fund:

0.65% of average daily net assets

William Blair China Growth Fund:

1.00% of average daily net assets